EXHIBIT 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-99481, 333-99353, 333-105336, 333-86164 and 333-77573 on Form S-8,
Registration Statement Numbers 333-110170 and 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement 333-88632 on Form S-3 to Form S-4 of Ameritrade Holding Corporation of our reports dated December 9, 2004, appearing in this Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 24, 2004.




/s/ Deloitte & Touche LLP

Omaha, Nebraska
December 9, 2004